                                                                      EXHIBIT 16




                                     ARTHUR
                                    ANDERSEN

October 26, 1998

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549



Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated October 30, 1998 of Innovative Gaming Corporation of America filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Copy to:

Mr. Scott Shackelton
Chief Financial Officer
Innovative Gaming Corporation of America